EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the President Casinos, Inc. 1997 Stock Option Plan of our report dated May 13, 1997, appearing in the Annual Report on Form 10-K of President Casinos, Inc. for the year ended February 28, 1997.

/s/ Deloitte Touche, LLP

January 8, 1998